Exhibit 4

                               SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "Agreement"), dated as of January 29, 2003, is made between Commtouch Software Ltd., an Israeli corporation ("Debtor") and XDL Capital Corp., an Ontario corporation, as collateral agent for the Lenders referred to below ("Secured Party").

            Debtor and Secured Party hereby agree as follows:

            SECTION 1 Definitions; Interpretation.

            (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Convertible Loan Agreement.

            (b) As used in this Agreement, the following terms shall have the following meanings:

            "Collateral" has the meaning set forth in Section 2.

            "Convertible Loan Agreement" means the Convertible Loan Agreement dated as of January 29, 2003 among Debtor, Secured Party and the Lenders (as amended, modified, renewed or extended from time to time).

            "Documents" means this Agreement, the Convertible Loan Agreement, the Promissory Notes, the Debenture and all other certificates, documents, agreements and instruments delivered to Secured Party or the Lenders under the Promissory Notes or in connection with the Obligations.

            "Event of Default" has the meaning set forth in the Promissory Notes between Debtor and Lenders.

            "Lenders" means the several lending institutions named in Annex 1.

            "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

            "Obligations" means the indebtedness, liabilities and other obligations of Debtor to Secured Party, as collateral agent, and Lenders under or in connection with this Agreement, the Promissory Notes and the other Documents, including, without limitation, all unpaid principal of the Promissory Notes, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party, as collateral agent, and Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated determined or undetermined, and including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

            "Person"  means  an  individual,  corporation,   partnership,  joint
venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

            (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

            SECTION 2 Security Interest.

            (a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party as collateral agent, for itself and for the ratable benefit of Lenders, a security interest (ranking in first priority, subject only to the rights of the Office of the Chief Scientist of Israel, described in s.9.7 and 11.13 of the Convertible Loan Agreement), in all of Debtor's right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the "Collateral"). Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any asset which would be real property under the law of the jurisdiction in which it is located. The interest of any Lender in the Collateral shall be on a parity with the interests of all other Lenders, and the interest of each Lender in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Promissory Note(s) held by such Lender bears to the aggregate indebtedness then outstanding and unpaid under the Promissory Notes held by all Lenders (except to the extent the Lenders agree to any other ratable interest therein). Any Lender holding any instruments, certificated investment property or other Collateral hereunder shall do so as agent for Secured Party and for the ratable benefit of all Lenders.

Notwithstanding anything to the contrary contained in this Agreement, with respect to provisions contained herein relating to control of Debtor's deposit accounts or other liquid assets, the Secured Party agrees as follows:

1. Not to make use of any control agreements or rights in the deposit accounts granted hereunder unless and until an Event of Default has occurred that has not been cured within the applicable timeframe.


                                       2.

2. Not to make use of any control agreements or rights in the deposit accounts granted hereunder to the extent that such usage exceeds the Obligations.

3. To first exercise any such rights in the Event of Default with respect to the deposit account known as the Aim Funds, and only if such funds are not sufficient to satisfy the Obligations, then to effect such rights vis-a-vis any other deposit accounts; provided that if Secured Party has reason to believe that in complying with with clause its rights hereunder may in any way be harmed, it shall be free to realize on its security in any manner allowed herein or at law.

            (b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

            (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 17 hereof.

            SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Debtor hereby authorizes Secured Party to file (with or without Debtor's signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof. Debtor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper. Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

            SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party and each Lender that:


                                       3.

            (a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

            (c)  Apart  from  approval  of the Chief  Scientist  of  Israel,  no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

            (d) Debtor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in
Schedule 1; Debtor's jurisdiction of organization is set forth in Schedule 1; Debtor's exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1.

            (e) All of Debtor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

            (f) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

            (g) Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to Secured Party.

            (h) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

            SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

            (a) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business; (ii) any change in the locations where Debtor conducts business or Collateral is kept at locations set forth in
Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral


                                       4.

outside of California nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of either the United States or Israel.

            (b) Upon the request of Secured Party, Debtor shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and, upon an Event of Default that has not been cured within the applicable timeframe, all accounts and other rights to payment at any time evidenced by promissory notes , trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is a first priority secured party with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as Secured Party shall reasonably specify.

            (c) Debtor shall immediately notify Secured Party if Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.

            SECTION 6 Authorization; Secured Party Appointed Attorney-in-Fact.

            Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) upon an Event of Default that has not been cured within the applicable timeframe, assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.


                                       5.

            SECTION 7 Remedies.

            (a) Upon the occurrence and continuance of any Event of Default (as defined in the Promissory Notes), Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Promissory Notes or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party;
(iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party.Secured Party and each Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

            (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 7 or otherwise in connection with this Agreement in the Event of Default, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral, subject to compliance with obligations of the Debtor towards the Chief Scientist of the State of Israel. Nothing herein derogates from any rights the Secured Party may have under any separate security document relating to intellectual party.

            (c) Neither Secured Party nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party and Lenders may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's or any Lender's rights against Debtor. Debtor waives any right it may have to require Secured Party or any Lender to pursue any third Person for any of the Obligations. Secured Party and Lenders will comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any


                                       6.

sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party shall act in a commercially reasonable fashion and either proceed against the purchaser for collection of the unpaid amounts and/or may resell the Collateral and in either event Debtor's obligation to Secured Party shall be reduced by an amount equal to the the net proceeds of the sale.

            (d) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party, as collateral agent, and each Lender, for any deficiency which exists after any sale or other disposition or collection of Collateral.

            (e) In taking any action under this Section 7 or otherwise taking action as collateral agent on behalf of Lenders and exercising such powers and performing such duties under this Agreement as are granted to Secured Party hereunder, except to the extent otherwise provided under the Documents, Secured Party shall act in each case in accordance with the instructions of the Lender Majority.

            SECTION 8 Certain Waivers Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Secured Party or any Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, to the extent that Secured Party has acted in a commercially reasonable manner vis-a-vis the Collateral,. However, nothing herein requires Secured Party to act in a fiduciary manner vis a vis the Debtor or its shareholders.

            SECTION 9 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the


                                       7.

other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

            SECTION 10 No Waiver; Cumulative Remedies. No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party and the Lenders.

            SECTION 11 Costs and Expenses.

            (a) Debtor agrees to pay on demand all reasonable costs and expenses of Secured Party and each Lender, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Promissory Notes, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

            (b) Any amounts  payable to Secured Party and the Lenders under this
Section 11 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Promissory Notes.

            SECTION 12 Binding  Effect.  This  Agreement  shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party, each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party, as collateral agent, and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of Secured Party, as collateral agent, and Lenders shall be void.

            SECTION 13 Governing Law.

            (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

            (b) Debtor hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of


                                       8.

California for the purpose of any action or proceeding arising out of or relating to the Documents, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

            SECTION 14 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Debtor shall in any event be effective unless the same shall be in writing and signed by Secured Party (with the consent of the Lender Majority), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Secured Party, affect the rights, duties or obligations of Secured Party under or in respect of this Agreement.

            SECTION 15 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

            SECTION 16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            SECTION 17 Termination. Upon payment and performance in full of all Obligations, and / or full repayment and / or conversion by all Secured Parties and/or (if a Secured Party declines to convert or be repaid upon an event as described in section 4.4 of the Promissory Note), the expiry of 12 months from the date of the request to convert or be repaid, by Debtor to the declining Secured Party, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.


                                       9.

            SECTION 18 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Debenture, the terms of this Agreement shall control.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

COMMTOUCH SOFTWARE LTD.                      XDL CAPITAL CORP., as Secured Party

By___________________________                By_________________________________
Title: CEO                                   Title:_____________________________

Attn: Gideon Mantel                          Attn:
Fax: 650-864-2002                            Fax:
                                             email:


                                      10.

                                     ANNEX 1

AxcessNet Resources LLC.
1050 Winter Street (Suite 2400), Waltham MA 02451

Bert Amato
364 Glencairn Avenue
Toronto, Ontario
M5N 1V1

Compugen Systems Ltd.
25 Leek Crescent
Richmond Hill, ON Canada L4B 4B3

Delta Capital Ltd.
788-790 Finchley Road
London, NW117TJ

KKB Ventures LLC
Attn: Ken Casey
285 Musketaquid Rd.
Concord,Ma.  01742

XDL Capital Corp.
30 St. Clair Avenue West, Ste. 901,
Toronto,  M4V 3A1
Attn: David Latner, ASO & Dennis Bennie

Edward B. Roberts
David Sarnoff Professor of the Management of Technology
MIT Sloan School of Management
300 Boylston St.
Boston, MA 02116

LENE L.P.
c/o Lloyd E. Shefsky, General Partner
444 N. Michigan Ave.
Chicago, IL 60611

Yona Hollander
19261 Phil lane
Cupertino, CA 95014


                                       2.

                                   SCHEDULE 1
                            to the Security Agreement

1.    Jurisdiction of Organization Israel

2. Chief Executive Office and Principal Place of Business 6 Hatzoran St. Netanya, Israel

3.    Other locations where Debtor conducts business or Collateral is kept N/A

4.    Deposit Accounts and Security Accounts XXXX


                                      S-1.

                                   SCHEDULE 2
                            to the Security Agreement

1.    Patents and Patent Applications.

            Provisional Patent Application filed with USPTO on or about December 26, 2002 with the USPTO for "Prevention Of Bulk Transmission Of Objects In A Communication Network"

2.    Copyrights (Registered and Unregistered) and Copyright Applications. N/A

3. Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications. "COMMTOUCH"


                                      S-2.